Exhibit 99.1

ATG Reports Third Quarter 2008 Financial Results

Year-Over-Year, Revenue Increased 14%, Non-GAAP Net Income Grew 26%, and Cash Balances Increased 20%

CAMBRIDGE, Mass.--(BUSINESS WIRE)--October 28, 2008--Art Technology Group, Inc. (NASDAQ: ARTG), the leading e-commerce solutions provider, today reported financial results for the third quarter ended September 30, 2008.

Revenue for the third quarter of 2008 grew to $40.8 million, a 14% increase over third quarter 2007 revenue of $35.9 million.

“The overall market dynamics and demand in our business continue to be very positive as companies across a variety of industries invest in e-commerce,” stated Bob Burke, ATG’s president and CEO. “ATG had a solid third quarter and continues to execute well in what has become a difficult macroeconomic environment.”

Product license revenue recognized in accordance with United States Generally Accepted Accounting Principles (GAAP) during the third quarter of 2008 was $10.8 million, compared to $7.9 million in the year ago quarter. Product license bookings, a non-GAAP measure which the company defines as product license revenue recognized plus net change in deferred product license revenue, grew to $9.5 million for the third quarter from $9.4 million in the year ago quarter. Approximately 43% of product license bookings in the third quarter were deferred and will be recognized ratably.

Seven new customers purchased ATG commerce solutions and 21 net new customers purchased eStara e-commerce optimization services this past quarter. New and repeat business was generated from customers including Deutsche Post, Direct Wines, JC Whitney, Premier Farnell, Vodafone, Williams-Sonoma, and Woolrich.

Net income in accordance with GAAP for the third quarter of 2008 was $786 thousand, or $0.01 per diluted share. This compares with a net loss of $760 thousand, or a loss of $0.01 per share, in the third quarter of 2007.

Non-GAAP net income increased to $3.9 million for the third quarter of 2008, or $0.03 per diluted share compared with non-GAAP net income of $3.1 million, or $0.02 per diluted share for the third quarter of 2007.

At September 30, 2008, ATG had $58.7 million in cash, cash equivalents, and short-term marketable securities. Cash flow from operations for the third quarter of 2008 was $8.1 million.

Julie Bradley, ATG’s senior vice president and CFO stated, “While the fundamentals in our business remain strong, we recognize that these are challenging economic times. Therefore, we have taken proactive measures to more efficiently align our cost structure with the uncertainties around fourth quarter IT spending. As a result, we are narrowing our annual revenue guidance and managing our business to exceed the midpoint of our previously stated net income guidance.”

Financial Guidance

Revenue is now expected be in the range of $159 - $162 million. GAAP net income (loss) for the year ending December 31, 2008 is expected to be in the range of $(2.0) million to breakeven. GAAP net income (loss) guidance includes an estimated $8.0 - $8.5 million of non-cash equity-related compensation expense and amortization of acquired intangibles of $4.0 - $4.5 million. Non-GAAP net income for the year ending December 31, 2008 is expected to be in the range of $10.0 million to $13.0 million. Product license bookings are now expected to grow 10% – 20% for 2008. The company is reiterating its cash flow from operations guidance. Cash flow from operations for 2008 is expected to be in the range of $28.0 million to $32.0 million.

Quarterly Conference Call

ATG management will discuss the company’s third quarter 2008 financial results, recent highlights, and business outlook for the remainder of 2008 on its quarterly conference call for investors at 10:00 a.m. ET today. The conference call will be broadcast live over the Internet. Investors interested in listening to the webcast should log on to the “Investors” section of the ATG website, www.atg.com. The live conference call also can be accessed by dialing (866) 723-3575 (or (706) 634-8872 for international calls) and using conference ID No. 66991563. A replay of the call will be available on the company’s website later in the day.

About ATG

A trusted, global specialist in e-commerce, ATG (Art Technology Group, Inc., NASDAQ: ARTG) has spent the last decade focused on helping the world's premier brands maximize the success of their online businesses. The ATG Commerce application suite is the top-rated platform by industry analysts for powering highly personalized, efficient and effective e-commerce sites. The company's platform-neutral e-commerce optimization services can be easily added to any Web site to increase conversions and reduce abandonment. These services include ATG Recommendations and eStara Connections. The company is headquartered in Cambridge, Massachusetts, with additional locations throughout North America and Europe For more information, please visit http://www.atg.com.

© 2008 Art Technology Group, Inc. ATG and Art Technology Group are registered trademarks of Art Technology Group, Inc. All other product names, service marks, and trademarks mentioned herein are trademarks of their respective owners.

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(UNAUDITED)

	September 30,	June 30,	December 31,	September 30,
	2008	2008	2007	2007
ASSETS

Current Assets:
Cash, cash equivalents and marketable securities (including restricted cash of $1,669 as of September 30, 2008 and June 30, 2008)	$58,232	$50,573	$50,879	$48,996
Accounts receivable, net	35,779	40,501	40,443	32,455
Deferred costs, current	931	777	790	608
Prepaid expenses and other current assets	3,411	3,705	2,741	4,281

Total current assets	98,353	95,556	94,853	86,340

Property and equipment, net	9,583	8,611	7,208	6,367
Intangible assets, net	8,854	9,938	11,109	12,335
Deferred costs, less current portion	2,146	2,331	2,337	1,924
Marketable securities (including restricted cash of $419 as of September 30, 2008 and June 30, 2008)	419	2,124	1,062	-
Other assets	1,624	1,733	1,475	1,354
Goodwill	67,692	67,787	59,675	59,980

Total long-term assets	90,318	92,524	82,866	81,960

Total assets	$188,671	$188,080	$177,719	$168,300

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$3,648	$3,823	$3,619	$2,811
Accrued expenses	18,830	19,182	19,082	18,351
Deferred revenue, current portion	41,401	42,610	35,577	34,719
Accrued restructuring, current portion	371	646	855	889
Capital lease obligations	-	-	-	4

Total current liabilities	64,250	66,261	59,133	56,774

Accrued restructuring, less current portion	-	-	225	380
Other liabilities	498	498	487	-
Deferred revenue, less current portion	11,344	11,558	10,777	7,154

Total long-term liabilities	11,842	12,056	11,489	7,534

Stockholders' equity	112,579	109,763	107,097	103,992

Total liabilities and stockholders' equity	$188,671	$188,080	$177,719	$168,300

ART TECHNOLOGY GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(UNAUDITED)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Revenue:
Product licenses	$10,764	$12,300	$7,873	$32,321	$20,997
Recurring services	23,446	22,946	19,346	67,335	55,335
Professional and education services	6,584	6,674	8,667	19,588	21,402

Total revenue	40,794	41,920	35,886	119,244	97,734

Cost of Revenue:
Product licenses	539	519	557	1,445	1,646
Recurring services	8,611	9,241	6,165	25,458	16,687
Professional and education services	6,393	6,495	7,587	19,802	20,356

Total cost of revenue	15,543	16,255	14,309	46,705	38,689

Gross Profit	25,251	25,665	21,577	72,539	59,045

Operating Expenses:
Research and development	7,660	7,373	6,632	22,054	18,683
Sales and marketing	12,282	13,156	11,697	36,975	33,014
General and administrative	4,890	4,863	4,498	14,082	13,681

Total operating expenses	24,832	25,392	22,827	73,111	65,378

Income (loss) from operations	419	273	(1,250)	(572)	(6,333)
Interest and other income, net	232	240	575	1,100	1,544

Income (loss) before provision for income taxes	651	513	(675)	528	(4,789)
Provision (benefit) for income taxes	(135)	165	85	236	180
Net income (loss)	$786	$348	$(760)	$292	$(4,969)

Basic net income (loss) per share	$0.01	$0.00	$(0.01)	$0.00	$(0.04)

Diluted net income (loss) per share	$0.01	$0.00	$(0.01)	$0.00	$(0.04)

Basic weighted average common shares outstanding	129,219	128,805	127,461	128,821	127,349

Diluted weighted average common shares outstanding	135,697	135,010	127,461	134,934	127,349

Art Technology Group, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(UNAUDITED)

	Three months ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Cash Flows from Operating Activities:
Net income (loss)	$786	$348	$(760)	$292	$(4,969)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,299	2,191	1,981	6,518	5,760
Non-cash stock-based compensation expense	1,993	2,001	1,589	5,824	4,114
Net changes in operating assets and liabilities	3,029	2,738	4,689	9,846	17,121

Net cash provided by operating activities	8,107	7,278	7,499	22,480	22,026

Cash Flows from Investing Activities:
Purchases of marketable securities	(2,612)	(5,417)	(3,603)	(17,225)	(9,212)
Maturities of marketable securities	4,892	6,550	4,675	22,492	14,625
Purchases of property and equipment	(2,220)	(1,017)	(701)	(5,612)	(3,123)
Collateralization of letters of credit	-	-	-	(2,088)	-
Payment of acquisition costs, net of cash acquired	-	1,151	-	(9,522)	(829)
Increase in other assets	-	-	-	-	(22)

Net cash provided by (used in) investing activities	60	1,267	371	(11,955)	1,439

Cash Flows from Financing Activities:
Proceeds from exercise of stock options	951	148	576	1,608	1,223
Proceeds from employee stock purchase plan	238	266	213	754	649
Repurchase of common stock	-	(1,479)	-	(1,479)	(2,190)
Payment of employee restricted stock tax withholdings	(29)	(476)	-	(505)	-
Payments on capital leases	-	-	(17)	-	(52)

Net cash provided by (used in) financing activities	1,160	(1,541)	772	378	(370)

Effect of foreign exchange rate changes on cash and cash equivalents	(823)	(84)	229	(721)	91
Net increase (decrease) in cash and cash equivalents	8,504	6,920	8,871	10,182	23,186
Cash and cash equivalents, beginning of period	36,097	29,177	32,226	34,419	17,911

Cash and cash equivalents, end of period	$44,601	$36,097	41,097	$44,601	$41,097

ART TECHNOLOGY GROUP, INC.
STATEMENTS OF OPERATIONS DATA
(In thousands)
(UNAUDITED)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2008	2007
Equity-Related Compensation:

Cost of revenue	$400	$401	$274	$1,145	$748
Research and development	416	332	310	1,153	855
Sales and marketing	510	608	456	1,688	1,165
General and administrative	667	660	549	1,838	1,346

Total equity-related compensation	$1,993	$2,001	$1,589	$5,824	$4,114

eStara Earn-out:

Cost of revenue	$-	$-	$31	$-	$31
Research and development	-	-	360	-	360
Sales and marketing	-	-	427	-	427
General and administrative	-	-	214	-	214

	$-	$-	$1,032	$-	$1,032

Depreciation and Amortization:

Depreciation
Cost of revenue	$713	$686	$370	$1,950	$1,024
Research and development	275	223	181	711	515
Sales and marketing	155	131	130	414	369
General and administrative	72	68	75	219	175
	$1,215	$1,108	$756	$3,294	$2,083

Amortization
Cost of revenue	$406	$406	$504	$1,272	$1,512
Research and development	81	81	-	162	-
Sales and marketing	597	596	694	1,790	2,082
General and administrative	-	-	27	-	83
	$1,084	$1,083	$1,225	$3,224	$3,677

Total depreciation and amortization	$2,299	$2,191	$1,981	$6,518	$5,760

Capital Expenditures:

Purchases of property and equipment	$2,220	$1,017	$701	$5,612	$3,123

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands)
(UNAUDITED)

	Three months ended,			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Net income (loss) GAAP	$786	$348	$(760)	$292	$(4,969)

Amortization of acquired intangibles	1,084	1,083	1,225	3,224	3,677
Equity-related compensation	1,993	2,001	1,589	5,824	4,114
eStara earn-out	-		1,032	-	1,032
Net restructuring	-	-	9	-	(59)

Net income (non-GAAP)	$3,863	$3,432	$3,095	$9,340	$3,795

Net income (non-GAAP) per share:

Basic	$0.03	$0.03	$0.02	$0.07	$0.03
Diluted	$0.03	$0.03	$0.02	$0.07	$0.03

Shares used in per share calculations:

Basic	129,219	128,805	127,461	128,821	127,349
Diluted	135,697	135,010	133,079	134,934	131,576

Reconciliation of Product License Bookings
(In thousands)
(UNAUDITED)

	Three months ended,			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2008	2008	2007	2008	2007

Product license bookings	$9,486	$15,693	$9,374	$36,627	$30,357

Increase in product license deferred revenue	(4,078)	(9,670)	(2,146)	(19,441)	(10,495)

Product license deferred revenue recognized	5,356	6,277	645	15,135	1,135

Product license revenue	$10,764	$12,300	$7,873	$32,321	$20,997

*Use of Non-GAAP Financial Measures

ATG is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of ATG's core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, have been normalized to exclude the net effects of restructuring actions, the amortization of intangible assets, acquisition-related compensation charges, and equity-related compensation. Management believes that these normalized non-GAAP financial measures excluding these items better reflect its operating performance as these non-GAAP figures exclude the effects of non-recurring or non-cash expenses. Management believes that these charges are not necessarily representative of underlying trends in the company's performance and their exclusion provides individuals with additional information to compare the company's results over multiple periods.

ATG considers “product license bookings,” a non-GAAP financial measure which the company defines as product license revenue recognized plus net change in deferred license revenue during any given period, to be an important indicator of growth in its software license business, as its business increasingly evolves toward a recurring, ratable revenue model.

The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company's core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the tables above present the most directly comparable GAAP financial measure and reconcile non-GAAP net income and product license bookings to the comparable GAAP measures.

ATG Statement Under Private Securities Litigation Reform Act

This press release contains forward-looking statements about the company’s estimated revenue and earnings. These statements involve known and unknown risks and uncertainties that may cause ATG’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks include the effect of weakened or weakening economic conditions or perceived conditions on the level of spending by customers and prospective customers for ATG’s software and services; financial and other effects of cost control measures; quarterly fluctuations in ATG’s revenues or other operating results; customization and deployment delays or errors associated with ATG’s products; the risk of longer sales cycles for ATG’s products and ATG’s ability to conclude sales based on purchasing decisions that are delayed; satisfaction levels of customers regarding the implementation and performance of ATG’s products; ATG’s need to maintain, enhance, and leverage business relationships with resellers and other parties who may be affected by changes in the economic climate; ATG’s ability to attract and maintain qualified executives and other personnel and to motivate employees; activities by ATG and others related to the protection of intellectual property; potential adverse financial and other effects of litigation (including intellectual property infringement claims) and the release of competitive products and other activities by competitors. Further details on these risks are set forth in ATG’s filings with the Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the period ended December 31, 2007, and its quarterly report on Form 10-Q for the period ended June 30, 2008, as filed with the SEC. These filings are available free of charge on a website maintained by the SEC at http://www.sec.gov.

CONTACT:
Art Technology Group, Inc.
Kim Maxwell, 617-386-1006
Director, Investor Relations
kmaxwell@atg.com